EXHIBIT 99.1

Press Release	Source: Tribute Pharmaceuticals Canada Inc.

Tribute Pharmaceuticals Reports First Quarter 2014 Results
 & Schedules First Quarter 2014 Conference Call

MILTON, ONTARIO--(Marketwired - May 15, 2014) - Tribute Pharmaceuticals Canada Inc. (OTCQB:TBUFF) ("Tribute" or the "Company"), a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S., today announced financial results for its first quarter ending March 31, 2014. In this press release, all dollar amounts are expressed in Canadian currency - unless otherwise noted - and results are reported in accordance with United States generally accepted accounting principles (U.S. GAAP).

Recent Highlights:

As announced by the Company in a press release issued on May 13, 2014, Tribute entered into an exclusive license and supply agreement with Faes Farma, S.A. (“Faes”), a Spanish pharmaceutical company, for the exclusive right to sell Bilastine, a product for the treatment of Allergic Rhinitis and Chronic Idiopathic Urticaria (hives) in Canada. The exclusive license is inclusive of prescription and non-prescription rights for Bilastine, as well as adult and paediatric presentations in Canada. Sales of Bilastine are subject to receiving regulatory approval from Health Canada.

First Quarter 2014 Highlights:

- Revenues increased 2.1% for the quarter ended March 31, 2014 compared to the same period in 2013;

- Gross profit was up 3.5% for the quarter ended March 31, 2014 compared to the same period in 2013;

- Licensed domestic product net sales, which includes the Company’s promoted products Soriatane® and Bezalip® SR, increased 20.2% for the quarter ended March 31, 2014 compared to the same period in 2013;

- Excluding the initial Cambia® wholesaler and pharmacy pipeline stocking program implemented during the first quarter of 2013, as part of the initial launch of Cambia® to general practitioners, other domestic product sales increased 30.2% for the quarter ended March 31, 2014 compared to the same period in 2013;

- IMS Health, an audited third party provider of sales data, reported a 182.3% increase in total prescriptions written for Cambia® during the quarter ended March 31, 2014 compared to the same period in 2013, and a 27.5% increase compared to the fourth quarter;

- International product sales increased by $132,600 or 40.0% for the quarter ended March 31, 2014 compared to the same period in 2013; and

- Tribute to compete in the $120 million dollar Canadian antihistamine market upon the approval by Health Canada of Bilastine, recently licenses from Faes Farma of Spain.

“We are pleased with our performance in the first quarter of 2014,” said Rob Harris, President and CEO of Tribute. “Domestic sales trends for Cambia®, Soriatane® and Bezalip® SR all improved, and international product sales further progressed as well. With Tribute’s recently expanded sales force now established, our objectives for upcoming quarters are to continue boosting sales of all our promoted products in Canada while also introducing new products in this market. For our internally developed proprietary products NeoVisc and Uracyst, we will continue to look for new international distribution agreements as we also strive to secure additional European patents for Uracyst.”

Mr. Harris added, “With the IND for Bezalip® SR recently cleared by the FDA, we will also continue to make a concerted effort alongside JSB-Partners to find an optimal transaction partner in the U.S. In view of these near term goals, our primary mission remains the same: increase revenues through organic growth and business development efforts, as well as significantly reduce losses.”

Review of First Quarter 2014 Operating Results:

Total net revenues for the three-month period ended March 31, 2014 increased by 2.1% to $3,493,600 compared to $3,422,200 during the same period in 2013. The increase in sales was attributable to an increase in licensed domestic product net sales of $382,700 or 20.2%, and international product sales of $132,600 or 40.0%, which was partially offset by a decrease in other domestic product sales of $364,400 or 33.2%, as well as royalty and licensing revenues of $79,600.

Gross profit for the three-month period ended March 31, 2014 increased by 3.5% to $1,734,600 compared to $1,675,900 during same period in 2013. Underlying improvements in gross profit were due to additional gross profit of $258,200 from licensed domestic product net sales. Serving as a partial offset was a decrease in gross profit from other domestic product sales and international product sales of $119,800 and from royalty and licensing revenue of $79,600.

Selling, general and administrative expenses for the three-month period ended March 31, 2014 were $3,222,700 compared to $2,949,600 for the same period in 2013. The increase of $273,100 or 9.3% is primarily due to a significant investment in the expansion of the Company’s sales force and marketing expenses to grow its existing products, and an increase in business development expenses including $245,200 related to the development and licensing costs associated with Bezalip® SR in the U.S.

Net loss for the three-month period ended March 31, 2014 was $3,288,200, compared to a net loss of $2,716,800 for same period in 2013. This equates to a loss of $0.06 per share compared to a loss of $0.06 per share for the same period in 2013.

Excluding non-operating income of $1,509,800 for the three-month period ended March 31, 2014 (compared to $1,428,400 for the same period in 2013), the net loss from operations was $1,778,400 compared to the prior period net loss from operations of $1,603,200. The increase in the operational loss of $175,100 or 10.9% represents higher selling, general and administrative costs offset in part by increases in product margins.

The introduction of Cambia® at the pharmacy level in the first quarter of 2013 resulted in $534,800 in revenues to accommodate wholesaler and pharmacy initial stocking requirements. Excluding this one-time event, the growth rate for other domestic product sales in the first quarter of 2014 compared to the same period in 2013 would have been $170,400 or an increase of 30.2% and an adjusted overall growth for total revenue of $606,200 or 21.0%. Excluding gross profit associated with the initial Cambia® buy-in in the first quarter of 2013, the adjusted gross profit in that period was $1,174,200. This represents an increase in the gross profit of $560,500 or 47.7% for first quarter of 2014 compared to the same period in the prior year. Excluding the initial Cambia® stocking, the net loss before taxes for the three month period ended March 31, 2013 was $3,533,400. This represents an adjusted decrease in the net loss of $245,200 or 6.9% for the three month period ended March 31, 2014 compared to the same period in the prior year.

On August 8, 2013, SWK Funding LLC ("SWK"), a wholly-owned subsidiary of SWK Holdings Corporation entered into a credit agreement (the "Credit Agreement") pursuant to which the lenders party thereto provided to Tribute a term loan in the principal amount of US$6,000,000 (the "Loan") which may be increased by an additional US$2,000,000 at the Company's request on or before December 31, 2014. In connection with this loan, Tribute exercised its rights under its loan and security agreement with MidCap Financial LLC ("MidCap") to prepay the outstanding balance of the Company's term loan with MidCap. On February 4, 2014, pursuant to the terms of the Credit Agreement, SWK advanced the Company the remaining US$2,000,000 in available funds. All terms under the Credit Agreement apply to the additional loan.

The Company’s cash and cash equivalents position amounted to $3,073,300 at March 31, 2014 compared to $2,813,500 at December 31, 2013.

As previously announced on May 8, 2014, the Company will host a conference call on Thursday, May 15, 2014 at 11:00 AM EDT (8:00 AM PST) to review and discuss the Company's results for its first quarter ending March 31, 2014.

To join the conference call, use the dial-in information below. When prompted, ask for the "Tribute Pharmaceuticals Call" and/or be prepared to provide the conference ID.

Date:	05/15/2014
Time:	11:00 AM Eastern
Conference Line Dial-In (Canada & U.S.):	877-407-0782
International Dial-In:	201-689-8567
Conference ID#:	13581986

http://www.investorcalendar.com/IC/CEPage.asp?ID=172736

Dial in at least 10 minutes before the call to ensure timely participation. A playback will be available until 11:59 PM May 29, 2014. To listen to the conference call playback, please call     1-877-660-6853 within Canada and the United States or 1-201-612-7415 if calling internationally.

About Tribute Pharmaceuticals Canada Inc.

Tribute is a Canadian specialty pharmaceutical company focused on the acquisition, licensing, development and management of pharmaceutical and healthcare products with its primary focus on the Canadian and U.S. market. Tribute markets Cambia®** (diclofenac potassium for oral solution), Bezalip® SR* (bezafibrate), Soriatane®* (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) Uracyst® (sodium chondroitin sulfate solution 2%), and Collatamp® G*** (gentamicin-impregnated collagen) in the Canadian market. Additionally, NeoVisc and Uracyst are commercially available and are sold globally through various international partnerships.

For further information on Tribute visit the Company's website: http://www.tributepharma.com.

Tribute Pharmaceuticals' Forward Looking Statement

This press release contains certain forward-looking statements about Tribute as defined in the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Forward-looking statements, by their nature, are subject to risks and uncertainties, Tribute actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including, but not limited to, statements regarding our expectations regarding clinical trials, the timing of clinical results, development timelines, regulatory filings and submissions for our product candidates and the approval of the products by the regulatory authorities, general economic conditions, the ability of Tribute to successfully integrate operations, and the timing of expenditures and expansion opportunities, any of which could cause actual results to vary materially from current results or anticipated future results. See Tribute reports filed with the Canadian Securities Regulatory Authorities and the U.S. Securities and Exchange Commission including Tribute’s Form 10-K for the fiscal year ended December 31, 2013, which contains for cautionary statements identifying important risk factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from results referred to in any forward-looking statements. Tribute assumes no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

*Bezalip®SR and Soriatane® are registered trademarks and under license from Actavis Group PTC ehf
**Cambia® is a registered trademark and under license from Depomed, Inc.
***Collatamp G® is a registered trademark and under license EUSA Pharma (Europe) Limited.

For further information on Tribute, visit http://www.tributepharma.com.

Contact:
Tribute Pharmaceuticals Canada Inc.
Scott Langille
CFO
905-876-3166
scott.langille@tributepharma.com

Investor Relations
Kevin Fickle
President, Nuwa Group LLC
Phone: (925) 330-8315
Email: Kevin@nuwagroup.com

TRIBUTE PHARMACEUTICALS CANADA INC.

CONDENSED INTERIM BALANCE SHEETS
(Expressed in Canadian dollars)
(Unaudited)

	As at March 31, 2014	As at December 31, 2013
ASSETS
Current
Cash and cash equivalents	$3,073,341	$2,813,472
Accounts receivable, net of allowance of $nil	1,656,851	591,766
Inventories	1,103,932	1,044,831
Taxes recoverable	122,410	651,791
Loan receivable	15,814	15,814
Prepaid expenses and other receivables	174,922	165,886
Current portion of debt issuance costs, net	119,140	91,100
Total current assets	6,266,410	5,374,660
Property, plant and equipment, net	1,076,093	1,089,919
Intangible assets, net	9,481,581	9,717,173
Goodwill	3,599,077	3,599,077
Debt issuance costs, net	342,194	253,712
Total assets	$20,765,355	$20,034,541

LIABILITIES
Current
Accounts payable and accrued liabilities	$3,092,100	$3,284,756
Current portion of long term debt	345,728	204,700
Warrant liability	4,499,402	2,966,714
Other current liability	103,488	38,156
Total current liabilities	8,040,718	6,494,326
Long term debt	7,849,090	5,640,102
Total liabilities	15,889,808	12,134,428

Contingencies and commitments

SHAREHOLDERS’ EQUITY
Capital Stock
AUTHORIZED
Unlimited Non-voting, convertible redeemable and retractable preferred shares with no par value
Unlimited Common shares with no par value
ISSUED
Common shares 51,581,238 (2013 – 51,081,238)	20,159,102	19,947,290
Additional paid-in capital options	2,404,022	2,286,890
Accumulated other comprehensive loss	(103,488)	(38,156)
Deficit	(17,584,089)	(14,295,911)
Total shareholders’ equity	4,875,547	7,900,113
Total liabilities and shareholders’ equity	$20,765,355	$20,034,541

TRIBUTE PHARMACEUTICALS CANADA INC.
CONDENSED INTERIM STATEMENTS OF OPERATIONS AND
COMPREHENSIVE (LOSS) AND DEFICIT
(Expressed in Canadian dollars)
(Unaudited)

For the Periods Ended March 31,

	2014	2013
Revenues
Licensed domestic product net sales	$2,276,383	$1,893,640
Other domestic product sales	734,779	1,099,162
International product sales	463,978	331,338
Royalty and licensing revenues	18,414	98,040
Total revenues	3,493,554	3,422,180

Cost of sales
Licensor sales and distribution fees	1,413,043	1,288,479
Cost of products sold	345,864	457,763
Total cost of sales	1,758,907	1,746,242
Gross Profit	1,734,647	1,675,938
Expenses
Selling, general and administrative	3,222,661	2,949,604
Amortization	290,352	329,572
Total operating expenses	3,513,013	3,279,176
(Loss) from operations	(1,778,366)	(1,603,238)

Non-operating income (expenses)
Gain on derivative instrument	200,000	-
Change in warrant liability	(1,411,774)	(1,317,041)
Accretion expense	(31,118)	(24,245)
Interest expense	(267,292)	(87,858)
Interest income	372	725
(Loss) and comprehensive (loss) before tax	(3,288,178)	(3,031,657)
Deferred income tax recovery	-	(314,900)
Net (loss) for the period	(3,288,178)	(2,716,757)
Unrealized loss on derivative instrument, net of tax	(103,488)	-
Net loss and comprehensive loss for the period	$(3,391,666)	$(2,716,757)
Deficit, beginning of period	(14,295,911)	(7,723,556)
Deficit, end of period	(17,584,089)	(10,440,313)
Loss Per Share - Basic	$(0.06)	$(0.06)
- Diluted	$(0.06)	$(0.06)
Weighted Average Number of Common Shares Outstanding - Basic	51,420,127	43,535,459
- Diluted	51,420,127	43,535,459

TRIBUTE PHARMACEUTICALS CANADA INC.
CONDENSED INTERIM STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)
(Unaudited)

For the Periods Ended March 31,

	2014	2013
Cash flows from (used in) operating activities
Net (loss)	$(3,288,178)	$(2,716,757)
Items not affecting cash:
Deferred income tax recovery	-	(314,900)
Amortization	295,128	344,305
Change in warrant liability	1,411,774	1,317,041
Stock-based compensation	117,133	174,487
Accretion expense	31,118	24,245
Paid in common shares for services	211,812	-
Change in non-cash operating assets and liabilities	(796,497)	(2,534,179)
Cash flows (used in) operating activities	(2,017,710)	(3,705,758)
Cash flows (used in) investing activities
Additions to property, plant and equipment	(4,353)	-
Payment of contingent liabilities	-	(460,000)
Increase in patents and licensing agreements	(16,593)	-
Cash flows (used in) investing activities	(20,946)	(460,000)
Cash flows from (used in) financing activities
Financing costs deferred	(128,181)	-
Long term debt issued	2,211,000	-
Units issued	-	4,662,700
Long term debt repayment	-	(330,652)
Share issuance costs	-	(403,727)
Cash flows from financing activities	2,082,819	3,928,321
Changes in cash and cash equivalents	44,163	(237,437)
Change in cash due to changes in foreign exchange	215,706	55,417
Cash and cash equivalents, beginning of period	2,813,472	2,283,868
Cash and cash equivalents, end of period	$3,073,341	$2,101,848

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